Exhibit 3.2.83

MUSIC MAKERS THEATRES, INC.

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FILED AND RECORDED

APR 9 - 1989

/s/    Illegible

SECRETARY OF STATE

CERTIFICATE

OF

INCORPORATION

LICENSE FEE	10.00
FILING FEE	25.00
RECORDING	6.00
CERTIFYING COPY
SEC. OF STATE
$41.00

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Organized under the laws of the

STATE OF NEW JERSEY

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CERTIFICATE OF INCORPORATION

OF

MUSIC MAKERS THEATRES, INC.

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To:	The Secretary of State
State of New Jersey

THE UNDERSIGNED, of the age of twenty-one years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is MUSIC MAKERS THEATRES, INC.

SECOND: The purpose or purposes for which the corporation is organized are:

To purchase or otherwise acquire, own, lease, manage, operate and conduct theatres, playhouses and other places of entertainment, amusement and recreation; to engage in the theatre, motion picture and amusement business; to act as showmen and as exhibitors of motion pictures, plays, musical entertainments and all manner of theatrical productions, and to do all things incidental thereto, including the building, alteration, repair, maintenance and sale or other disposition of theatres and theatre buildings and play-houses and all manner and kinds of equipment and devices for public entertainment and amusement, the printing, publication and circulation of programs, periodicals and advertising matter in connection with said business, and the sale of food and refreshments and sundry items of every description.

To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether, at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this certificate of incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) without par value.

FOURTH: The address of the corporation’s initial registered office is 15 Exchange Place, Jersey City, New Jersey 07302, and the name of the corporation’s initial registered agent at such address is The Corporation Trust Company.

FIFTH: The number of directors constituting the initial board of directors shall be three (3); and the names and addresses of the directors are as follows:

NAMES	ADDRESSES
MILTON HERSON	65 West 54th Street, New York, N. Y. 10019

ALAN HONIG	65 West 54th Street, New York, N. Y. 10019

WILBUR SNAPER	Sheraton Lane, Rumson, N. J. 07760

SIXTH: The names and addresses of the incorporators are as follows:

NAMES	ADDRESSES
EDWARD G. GEIST	277 Park Avenue, New York, N. Y. 10017

JOHN E. QUINN	277 Park Avenue, New York, N. Y. 10017

IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 7th day of April, 1969.

/s/ EDWARD G. GEIST
Edward G. Geist

/s/ JOHN E. QUINN
John E. Quinn

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Music Makers Theatres, Inc.

2. In accordance with Section 14A: 14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et, al., case number 01-40475, confirmed and approved on March 1, 2002

3. Article Three of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt Vice President